UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2021

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Promissory Note

As previously disclosed in the Current Report on Form 8-K filed by Vertex Energy, Inc. (the “Company”, “Vertex”, “we”, or “us”) with the Securities and Exchange Commission on July 2, 2021 (the “July 2021 Form 8-K”), on July 1, 2021, HPRM LLC (“Heartland SPV”), a Delaware limited liability company which was formed as a special purpose vehicle, in connection with certain transactions between the Company and Tensile Capital Partners Master Fund LP, an investment fund based in San Francisco, California (“Tensile”), which is owned 35% by Vertex Energy Operating, LLC (“Vertex Operating”), the Company’s wholly-owned subsidiary and 65% by an affiliate of Tensile, loaned Vertex Operating, $7,000,000, which was evidenced by a Promissory Note (the “Heartland Note”). The Heartland Note was originally due on the earlier of (i) September 29, 2021 and (ii) five (5) calendar days following the closing of the transaction between Vertex Operating, and/or any of its affiliates, and Safety-Kleen Systems, Inc. and/or any of its affiliates, as more fully described in the Asset Purchase Agreement by and among them, dated June 29, 2021 (the “Asset Purchase Agreement”).

Effective on October 11, 2021, Vertex Operating and Heartland SPV entered into a First Amendment to Promissory Note (the “First Amendment”), which amended the due date of the Heartland Note to the earlier of (i) February 28, 2022 and (ii) five (5) calendar days following the closing of the Asset Purchase Agreement.

The Heartland Note accrues interest at the applicable federal rate of interest from time to time, increasing to 12% upon an event of default. No event of default was declared in connection with the failure of Vertex Operating to repay the note by the original stated due date thereof, no triggering event occurred in connection therewith, and Heartland SPV did not accelerate the amount due in connection therewith.

Other than as discussed above, the Heartland Note has the same terms as described in the July 2021 Form 8-K, which description is incorporated by reference into this Item 1.01.

The funds borrowed under the Heartland Note were used to pay paydown a portion of the $10 million deposit promissory note owed by Vertex Operating to Equilon Enterprises LLC d/b/a Shell Oil Products US and/or Shell Chemical LP and/or Shell Oil Company (the “Seller”), in connection with that certain Sale and Purchase Agreement (the “Purchase Agreement” and the “Deposit Note”) entered into by Vertex Operating, the Company and the Seller on May 26, 2021, as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 27, 2021, which Deposit Note has been paid in full.

The foregoing description of the Heartland Note and First Amendment is qualified in its entirety by Exhibit 10.1 incorporated by reference in this Current Report on Form 8-K and Exhibit 10.2 attached hereto, each of which are incorporated by reference in this Item 1.01 in their entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above regarding the Heartland Note and the First Amendment are incorporated into this Item 2.03 in their entirety by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1**	$7,000,000 Promissory Note provided by Vertex Energy Operating, LLC to HPRM LLC
10.1*	First Amendment to $7,000,000 Promissory Note dated and effective October 11, 2021 by and between Vertex Energy Operating, LLC and HPRM LLC
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith. ** Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2021

VERTEX ENERGY INC.

By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer